EXHIBIT 99.1

NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (609) 449-5534	MEDIA CONTACT: Tom Hickey (646) 755-9710

TRUMP ENTERTAINMENT RESORTS

SUCCESSFULLY EMERGES FROM REORGANIZATION

ATLANTIC CITY, NJ – July 16, 2010 – Trump Entertainment Resorts, Inc. (the “Company”) announced today that the Company, together with certain of its subsidiaries, has successfully emerged from a Chapter 11 reorganization process. Upon emergence today, Trump Entertainment Resorts has significant new financial strength and resources, and a shared vision for stability and growth under a new ownership structure.

Pursuant to the confirmed reorganization plan, $225 million of new equity has been injected into the Company, including $125 million intended for the reduction of debt. Through the reorganization process, the Company has eliminated approximately $1.3 billion in debt. Additionally, the Company will be able to retain the Trump brand for Atlantic City operations. Donald J. Trump and his daughter, Ivanka Trump, supported the Company’s confirmed plan of reorganization.

Earlier this week, the New Jersey Casino Control Commission granted the Company the required approvals to consummate the approved plan of reorganization. The Casino Control Commission also approved several petitions of Avenue Capital Group and affiliated companies necessary for the transaction to be completed and for Marc Lasry to assume the position of chairman of the board of the reorganized company. Mr. Lasry is the chairman and chief executive officer of Avenue Capital Group, a global investment firm, which served as the lead bondholder throughout the reorganization process and is now the largest shareholder of the reorganized Company.

Mr. Lasry commented, “Trump Entertainment Resorts today begins a period marked by new financial strength. Having just completed the transaction that made the Company’s emergence official, I am more excited than ever about the future.”

Mark Juliano, the chief executive officer of the Company and a member of the newly established board of directors, noted, “Our company is now well-capitalized and possesses a long-term strategy for growth. Our new board of directors and ownership group have made it clear that they are dedicated to the success of the Company over both the short- and long-terms. We are excited about the new chapter that begins today for Trump Entertainment Resorts.”

Mr. Juliano further thanked the Company’s employees for their continued dedication through the reorganization process. “The focus and support of our team in Atlantic City has truly been extraordinary, and I want to thank them for their perseverance. I know now more clearly than ever that our team is second to none, and I look forward to sharing our future successes together.”

About Trump Entertainment Resorts

Trump Entertainment Resorts, Inc. owns and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. Together, at these properties, the company operates approximately 6,600 slot machines, nearly 350 table games and over 3,600 hotel rooms.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “optimistic,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.

The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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